UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2015

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, Royal Gold, Inc. (the “Company”) is party to that certain Sixth Amended and Restated Revolving Credit Agreement, dated as of January 29, 2014 (the “Revolving Credit Agreement”), by and among the Company, certain subsidiaries of the Company as guarantors, certain lenders from time to time party thereto, and HSBC Bank USA, National Association, as administrative agent for the lenders, as amended by that certain Amendment No. 1 thereto dated as of April 29, 2015 (the “Amendment”).

On September 17, 2015, in connection with funding the previously disclosed agreement between the Company’s wholly-owned subsidiary RGLD Gold AG and a wholly-owned subsidiary of Barrick Gold Corporation, BGC Holdings Ltd. (“Barrick”), for a percentage of the gold and silver production attributable to Barrick’s 60% interest in the Pueblo Viejo mine located in the Dominican Republic, the Company borrowed $350,000,000 under the Revolving Credit Agreement.

A summary of the terms of the Revolving Credit Agreement as originally entered into may be found in Item 1.01 of the Current Report on Form 8-K filed by the Company on January 30, 2014, and a summary of the terms of the Amendment may be found in Item 1.01 of the Current Report on Form 8-K filed by the Company on April 30, 2015, which summaries are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: September 23, 2015	/s/ Bruce C. Kirchhoff
Name: Bruce C. Kirchhoff
Title: Vice President, General Counsel and Secretary